EXHIBIT 1.01

CONFLICT MINERALS REPORT

This report has not been subject to an independent private sector audit.

(1)	Company Overview

Marine Products Corporation (“Marine Products” or “the Company”) manufactures fiberglass motorized boats distributed and marketed through its independent dealer network. Marine Products’ product offerings include Chaparral sterndrive, outboard and jet pleasure boats and Robalo outboard sport fishing boats.

(2)	Conflict minerals and Covered Countries

“Conflict Minerals” or “3TG” are gold, columbite-tantalite (coltan), cassiterite, wolframite or their derivatives, which are limited to tantalum, tin, and tungsten. “Covered Countries” are the Democratic Republic of the Congo (DRC) and certain adjoining countries.

(3)	Reasonable Country of Origin Inquiry (“RCOI”) and nationally or internationally recognized due diligence framework

Marine Products does not purchase raw ore or unrefined Conflict Minerals directly from mines, smelters or refiners and makes no direct purchases of any minerals in the Covered Countries. The Company’s supply chain with respect to the products that use Conflict Minerals is complex, with intermediaries and third parties in the supply chain between the manufacture of products and the original sources of Conflict Minerals. The Company must therefore rely on its suppliers to provide information on the origin of the 3TG contained in components and materials supplied, including sources of 3TG that are supplied to them from their suppliers (i.e., second-tier suppliers). The Company surveyed 100 percent of its direct suppliers of raw materials and components. This risk-based approach is consistent in all material aspects with the framework in The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten.

(4)	Due Diligence

Marine Products conducted a survey of the direct suppliers of all the products used in the manufacture of its boats. We used the Conflict Minerals Reporting Template (“CMRT”) published by the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (“EICC/GeSI”) Conflict Free Sourcing Initiative (“CFSI”). CMRT maintains a list of smelters that have received a conflict free designation from the CFSI. All smelter information provided by the vendors is compared against the list maintained by CMRT.

(5)	Results of Due Diligence

The Company received responses from 41 percent of the suppliers surveyed and 24 percent confirmed that that 3TG is used in their products and the results are as follows:

•	18 percent indicated that the sources of the 3TG used in their products are unknown.

•	24 percent confirmed that 3TG used in their products is not sourced from the Covered Countries. However, not all of them provided a list of the smelters from which the minerals are sourced.

•	58 percent indicated that certain 3TG used in their products may be sourced from the Covered Countries, and that the smelters from which these 3TG are sourced are conflict-free. However, not all of these suppliers provided a list of the smelters from which the minerals are sourced.

Some of the challenges that we encountered when we obtained the responses were as follows:

•	We are dependent on information received from our direct suppliers to conduct our good faith RCOI process.

•	We have a varied supplier base with differing levels of resources and sophistication, and many of the suppliers are not subject to Rule 13p-1 of the Exchange Act.

•	Certain suppliers were unable or unwilling to specify the smelters or refiners used for components and materials supplied to us.

•	The information our suppliers provided was occasionally incomplete and in some cases, hard to decipher.

•	Our ability to influence cooperation from some of the suppliers was limited since we have a limited number of supplier choices in the industry in which we operate.

(6)	Steps to be taken to mitigate risk

•	Contracts with suppliers are frequently in force for a year or longer, and as we enter into new contracts, or our contracts renew, we advise our suppliers to not sell us any products that contain 3TG which finance conflict, undertake diligence and investigation necessary to ensure compliance.

•	The Company will continue to use the EICC/GeSI Conflict Minerals Reporting Template as part of the supplier inquiry process for 2021.

(7)	Product Description

The products that the Company contracts to have manufactured which contain Conflict Minerals are described below:

Product Description	Processing Facility	Country of Origin	Efforts to Determine Origin

Actuators used to control steering and throttle mechanisms

Air conditioners used in enclosed pleasure boat cabins

Appliances used in pleasure boat galleys

Automated speed control systems used to maintain constant speed in pleasure boats

Bi-color navigation lights affixed to the bow of a pleasure boat to indicate its presence in, and direction on, a waterway

Brackets which secure fuel tanks in the hulls of pleasure boats

Circuit boards used in various electronics on pleasure boats

Electrical terminals

Equipment used to protect boat electronics from exposure to water, salt and other damaging elements

Gauges which provide engine performance and fuel status information to boat operator

Horns used on pleasure boats to sound warnings and for signaling

Navigation, radar, and other GPS-enabled devices used in recreational boating

Nut used to secure rivets on pleasure boat upholstery and covers

The Company has not yet determined the identity of all of the processing facilities that are contracted to manufacture the relevant products.

Based on the Company’s due diligence efforts to date, the Company does not have sufficient information to determine a complete list of facilities that are used to process the Conflict Minerals used in its products. A partial list of the facilities which the Company has determined are used to process the Conflict Minerals used in these is shown below. Some of these facilities have a “conflict free” designation from the CFSI while the others are not on the CFSI list:

•     Abington Reldan Metals, LLC

•     Advanced Chemical Company

•     AGR Mathey

•     Aida Chemical Industries Co. Ltd.

•     Al Etihad Gold LLC

•     Al Etihad Gold Refinery DMCC

•     Allgemeine Gold Und Silberscheideanstalt A.G.

•     Almalyk Mining and Metallurgical Complex (AMMC)

•     Amagasaki Factory, Hyogo Prefecture, Japan

•     A.L.M.T Tungsten Corp.

•     Alexy Metals

•     Alpha Metals Taiwan

•     AngloGold Ashanti Mineração Ltd

•     An Vinh Joint Srock mineral Processing Company

•     ANZ

•     Argor-Heraeus SA

•     Artek LLC

•     Asahi Pretec Corp

•     Asaka Riken Co Ltd

•     ATAkulche

•     Atasay Kuyumculuk Sanayi Ve Ticaret A.S.

•     ATI Tungsten Materials

•     Augmont Enterprises Private Limited

•     AU Traders and Refiners

•     AURA - II

•     Aurubis AG

•     Bangalore Refinery

•     Bangko Sentral ng Pilipinas (Central Bank of the Philippines)

•     Boliden AB

•     Caridad

•     Cendres & Métaux SA

•     Central Bank of the CPR of Korea

•     Chaozhou Xianglu Tungsten Industry Co Ltd

Based on the Company’s due diligence efforts to date, the Company does not have sufficient information to determine completely the countries of origin for the relevant products. However, a partial list of countries of origin for the relevant products is shown below:

•     Andorra

•     Australia

•     Austria

•     Belgium

•     Bolivia

•     Brazil

•     Canada

•     China

•     Colombia

•     France

•     Germany

•     Indonesia

•     Italy

•     Japan

•     Kazakhstan

•     Kyrgyzstan

•     Malaysia

•     Mexico

•     Netherlands

•     Hong Kong

•     India

•     Indonesia

•     Kazakhstan

•     Mauritania

•     Norway

•     Peru

•     Philippines

•     Poland

•     Republic of Korea

•     Russian Federation

•     South Africa

•     Spain

•     Switzerland

•     Taiwan

•     Thailand

•     Turkey

•     Uganda

•     United Arab Emirates

•     United States

•     Uzbekistan

The efforts to determine the origin of conflict minerals are discussed in Section 4 above.

Radio antennas

Solder used to join metal parts

Sonar devices used to locate fish to facilitate recreational fishing

Trailers used to transport boats using motorized vehicles

Underwater depth and temperature sensors to aid in navigation

Various components used in marine engines

•     Chengfeng Metals Co. Pte. Ltd

•     Chimet SpA

•     China Minmetals Nonferrous Metals Co Ltd

•     Chongyi Zhangyuan Tungsten Co Ltd

•     Chugai Mining

•     C.J. Metales Procesados Industriales SAS

•     CNMC (Guangxi) PGMA Co. Ltd.

•     Conghua Tantalum and Niobium Smeltry

•     Cookson Alpha Metals (Shenzhen) co. Ltd.

•     Cooper Santa

•     CRM Fundicao De metals E Comercio De Equipamentos Eletronicos o Brasil Ltda

•     CRM Synergies

•     Cronimet Brasil Ltda

•     CV Duta Putra Bangka

•     CV JusTindo

•     CV Makmur Jaya

•     CV Nurjanah

•     CV Prima Timah Utama

•     CV Serumpun Sebalai

•     CV United Smelting

•     D Block Metals, LLC

•     Daejin Indus Co. Ltd

•     Daeryong ENC

•     Do Sung Corporation

•     Dowa

•     Duoluoshan

•     Eco-system Recycling Co. Ltd. North Plant

•     Eco-system Recycling Co. Ltd. West Plant

•     EM Vinto

•     Emerald jewel Industry India Limited (Unit 2)

•     Emerald jewel Industry India Limited (Unit 3)

•     Emerald jewel Industry India Limited (Unit 4)

•     Emirates Gold DMCC

•     Exotech Inc.

•     Faggi Enrico S.p.A.

•     Fidelity Printers and Refiners Ltd.

•     F&X

•     Gannon & Scott

•     Ganzhou Grand Sea W & Mo Group Co Ltd

•     Ganzhou Haichuang Tungsten Co. Ltd.

•     Geib Refining Corporation

• Vietnam • Zimbabwe

•     Gejiu Kai Meng Industry and Trade LLC

•     Geiju Non-Ferrous Metal Processing Co. Ltd.

•     Gejiu Zi-Li

•     GEM Co. Ltd.

•     Global Advanced Metals

•     Global Tungsten & Powders Corp.

•     Gold Bell Group

•     Great Wall Precious Metals Co., Ltd

•     Guangdong Jinding Gold Limited

•     Gujarat Gold Centre

•     HC Starck GmbH

•     Heesung Metal Ltd.

•     Heimerle + Meule GmbH

•     Heraeus Ltd Hong Kong

•     Heraeus Precious Metals GmbH & Co. KG

•     Hi-Temp

•     Houseof Currency of Brazil (Casa da Moeda do Brazil)

•     Hunan Chenzhou Mining Group Co.

•     Hunan Chunchang Nonferrous Metals Co. Ltd.

•     Hunaan Guiyang yinXing Nonferrous Semtlting Co. Ltd.

•     Huichang Jinshunda Tin Co. Ltd

•     Hwasung CJ Co. Ltd

•     Hydrometallurg, JSC

•     Industrial Refining Company (Tony Goetz NV)

•     Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited

•     Ishifuku Metal Industry Co., Ltd.

•     Istanbul Gold Refinery

•     Italpreziosi

•     8853 S.p. A.

•     Japan Mint

•     Japan New Metals Co Ltd

•     Jiangxi Copper Company Limited

•     Jiangxi Rare Earth & Rare Metals Tungsten Group Corp

•     Jiangxi Nanshan

•     Jiangxi Tungsten Industry Group Co Ltd

•     Jiangxi Xianglu Tungsten Co. Ltd.

•     JiuJiang Tambre Co. Ltd.

•     JiuJiang JinXin Nonferrous Metals Co. Ltd.

•     Johnson Matthey Inc

•     Johnson Matthey Limited

•     JSC Ekaterinburg Non-Ferrous Metal Processing Plant

•     JSC Uralectromed

•     JX Nippon Mining & Metals Co., Ltd.

•     K.A. Rasmussen

•     Kai Unita Trade Limited Liability Company

•     Kazzinc Ltd

•     Kemet Blue Powder

•     Kennametal Huntsville

•     KGHM Polska Miedz Spolka Akcyjna

•     Kojima Chemicals Co. Ltd

•     Korea Metal

•     Korea Zinc Co. Ltd.

•     Kundan Care Products Ltd.

•     Kyrgyzaltyn JSC

•     Lianyou Metals Co. Ltd.

•     Linwu Xianggui Smelter Co

•     L’ Orfebre S.A.LS-Nikko Copper Inc.

•     Liuzhou China Tin

•     Malaysia Smelting Corp

•     Materion

•     Marsam Metals

•     Matsuda Sangyo Co. Ltd

•     MD Overseas

•     Metal Concentrators SA (Pty) Ltd.

•     Metallo Belgium N.V.

•     Metallo Chimique

•     Metallo Spain S.L.U.

•     Metallix Refining Inc.

•     Metalor Technologies

•     Metalor Technologies (Hong Kong) Ltd.

•     Metalor USA Refining Corporation

•     Met-Mex Penoles, S.A.

•     Mineração Taboca S.A.

•     Minmetals Ganzhou Tin Co. Ltd.

•     Minsur

•     Mitsubishi Materials Corporation

•     Mitsui Mining & Smelting

•     MMTC – PAMP India Pvt. Ltd

•     Moscow Special Alloys Processing Plant

•     Nadir Metal Rafineri San. Ve Tic. A.Ş.

•     Nihon Material Co. LTD

•     Ningxia Orient Tantalum Industry Co., Ltd.

•     Navoi Mining and Metallurgical Combinat

•     NPP Tyazhmetprom LLC

•     Novosibirsk Integrated Tin Works

•     Ohio Precious Metals

•     OJSC Kolyma Refinery

•     OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant”

•     OMSA

•     Operaciones Metalurgicas S.A.

•     PAMP SA

•     Pan Pacific Copper Co. LTD

•     Penglai Penggang Gold Industry Co. Ltd.

•     Plansee

•     Precious Minerals and Smelting Limited

•     Prioksky Plant of Non-Ferrous Metals

•     PT ATD Mkmur Madirir Jaya

•     PT Alam Lestari Kencana

•     PT Aneka Tambang (Persero) Tbk

•     PT Artha Cipta Langgeng

•     PT Babel Inti Perkasa

•     PT Babel Surya Alam Lestari

•     PT Bangka Putra Karya

•     PT Bangka Kudia Tin

•     PT Bangka Timah Utama Sejahtera

•     PT Belitung Industri Sejahtera

•     PT BilliTin Makmur Lestari

•     PT Bukit Timah

•     PT Cipta Persada Mulia

•     PT DS Jaya Abadi

•     PT Eunindo Usaha Mandiri

•     PT Fang Di MulTindo

•     PT HP Metals Indonesia

•     PT Koba Tin

•     PT Mitra Stania Prima

•     PT Refined Banka Tin

•     PT Stanindo Inti Perkosa

•     PT Sumber Jaya Indah

•     PT Tambang Timah

•     PT Timah

•     PT Timah Nusantara

•     PT Sariwiguna Binasentosa

•     PT Tinindo Inter Nusa

•     PT Yinchendo Mining Industry

•     PX Précinox SA

•     Rand Refinery (Pty) Ltd

•     Republic Metals Corporation

•     Resind Industria e Comerco Ltda

•     RFH

•     Royal Canadian Mint

•     SAAMP

•     Sabin Metal Corp.

•     SAMWON METALS Corp.

•     Sancus ZFS (L’Orfebre, SA)

•     Schone Edelmetaal

•     Sellem Industries Ltd.

•     SEMPSA Joyeria Plateria SA

•     Shandong Yanggu Xiangguang Co. Ltd.

•     Shandong Zhaojin Gold & Silver Refinery Co. Ltd

•     Shirpur Gold refinery Ltd.

•     SOE Shyolkovsky Factory of Secondary Precious Metals

•     Soft Metais LTDA

•     Solar Applied Materials Technology Corp.

•     Solikamsk Metal Works

•     Sumitomo Metal Mining Co. Ltd.

•     Super Ligas

•     Suzhou Xingrui Noble

•     Tanaka Kikinzoku Kogyo K.K.

•     The Great Wall Gold and Silver Refinery of China

•     The Refinery of Shandong Gold Mining Co. Ltd

•     Tejing (Vietnam) Tungsten Co Ltd

•     Telex

•     Thaisarco

•     Tongling Nonferrous Metals Group Co. Ltd.

•     TOO Tau-Ken-Altyn

•     Tokuriki Honten Co. Ltd

•     Torecom

•     Tungsten Diversified Industries LLC

•     Ulba

•     Umicore Brasil Ltda

•     Umicore SA Business Unit Precious Metals Refining

•     United Precious Metal Refining, Inc.

•     Valcambi SA

•     Western Australian Mint trading as The Perth Mint

•     White Solder Metalurgia

•     Wolfram Bergbau und Hütten AG

•     Wolfram Company CJSC

•     Xiamen Tungsten Co., Ltd.

•     Xstrata Canada Corporation

•     Yokohoma Metal Co Ltd.

•     Yunnan Chengfeng

•     Yunnan Tin Company Limited

•     Zhongyuan Gold Smelter of Zhongjin Gold Corporation

•     Zhuzhou Cemented Carbide Group Co Ltd.

•     Zijin Mining Group Co. Ltd